EXHIBIT 16.1

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for The W Group, Inc. (the “Company”) and, under the date of April 28, 2010, we reported on the consolidated financial statements of the Company and its subsidiaries as of December 31, 2009 and 2008 and for each of the years in the two-year period ended December 31, 2009. We have read the statements included in “Item 401. Changes in the Registrant’s Certifying Accountant” under the heading “Changes in the Disagreements with Accountants on Accounting and Financial Disclosure – The W Group, Inc.” of the Form 8-K/A (Amendment No. 2) filed by Power Solutions International, Inc. on May 20, 2011, and agree with such statements.

Very truly yours,

MILLER, COOPER & CO., LTD.

Certified Public Accountants

Deerfield, Illinois

May 20, 2011

1751 Lake Cook Road, Suite 400, Deerfield, IL 60015 ¡ 500 West Madison Street, Suite 3350, Chicago, IL 60661 847.205.5000 ¡ Fax 847.205.1400 ¡ www.millercooper.com